Issuer’s Power of Attorney
Exhibit 24
We, the undersigned directors and/or officers of Agassiz Energy, LLC (the “Company”) do hereby constitute and appoint Donald Sargeant, Wayne Wagner or Roger Dziengel, or any of them, our true and lawful attorneys and agents to sign a Registration Statement on Form SB-2, to be filed with the Securities and Exchange Commission, and to do any and all acts and things and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and regulations, and requirements of the Securities and Exchange Commission, in connection with such Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue of this power of attorney.
Executed below by the following persons in the capacities and on the dates indicated:

Signature:	Title:	Date:

/s/ Donald Sargeant Donald Sargeant	Governor/Chairman of Board/ President	March 27, 2006

/s/ Larry Altringer Larry Altringer	Governor/Treasurer	March 27, 2006

/s/ Wayne Wagner Wayne Wagner	Governor/Vice President	March 28, 2006

/s/ Gary Brideford Gary Bridgeford	Governor	March 26, 2006

/s/ Roger Dziengel Roger Dziengel	Governor/Secretary	March 27, 2006

/s/ Leroy Reitmeier Leroy Reitmeier	Governor	March 27, 2006

/s/ Tom Jorgens Tom Jorgens	Governor	March 30, 2006

/s/ Craig Morgan Craig Morgan	Governor	March 27, 2006

/s/ John Vallager John Vallager	Governor	March 26, 2006